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                                                                 Exhibit (10)(o)

                          SECURITIES PURCHASE AGREEMENT

            This Securities Purchase Agreement dated April 19, 1999 (the "Agreement") is made and entered into by and between Laidlaw Inc., a Canadian corporation ("Laidlaw") and Laidlaw International Finance Corporation, an Ireland corporation ("LIFC" and, together with Laidlaw, "Sellers")) and Safety-Kleen Corp., a Delaware corporation (the "Company").

WHEREAS LIFC owns $350,000,000 aggregate principal amount of the 5% Subordinated Convertible Pay in Kind Debentures due 2009 of the Company (the "Debentures").

WHEREAS LIFC desires to sell the Debentures and the Company desires to purchase the Debentures on the terms and subject to the conditions set forth in this Agreement.

NOW THEREFORE in consideration of the mutual convenants and agreements set forth in this Agreement and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged the parties hereto agree as follows:

                                    ARTICLE I

                         Sale of Debentures and Closing

1.1 Purchase and Sale

      At the Closing and on the terms and subject to the condition set forth in this Agreement, LIFC agrees to sell to the Company all of the right, title and interest of LIFC in and to the Debentures and the Company agrees to purchase from LIFC all of the Debentures.

1.2 Purchase Price

      The Purchase Price for the Debentures shall be $200 million payable in immediately available United States funds at the Closing and 11,320,755 shares of common stock of the Company, par value $1.00 per share (the "Common Stock"), to be issued and delivered by the Company to LIFC at the Closing, together with accrued and unpaid interest to (but not including) the date of Closing payable in accordance with the provisions of the Debentures, it being understood that, as provided in the Debentures, interest accruing until May 15, 1999 shall be paid in Common Stock and interest accruing thereafter may, at the option of the Company, be paid in cash or in Common Stock.

1.3 Closing

      The Closing will take place at the head offices of the Company as promptly as practicable after satisfaction or waiver of the conditions set forth in
Article IV hereof. At the Closing the Company will pay the cash purchase price to LIFC by wire transfer of immediately available funds to such account or accounts as LIFC may reasonably direct and deliver to LIFC certificates for the shares of Common Stock of the Company and LIFC will assign and transfer to the Company all of LIFC's right, title and interest in and to the Debentures by delivering to the
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Company one or more certificates representing the Debentures in genuine and unaltered form, duly endorsed in blank.

                                   ARTICLE II

                         Representations and Warranties

2.1 Representations and Warranties of Sellers

      Laidlaw and LIFC, jointly and severally, hereby represent and warrant to the Company as follows:

      (a) Organization. Each of Laidlaw and LIFC is a corporation duly organized, validly existing and in good standing under the laws of Canada and Ireland, respectively. Each of Laidlaw and LIFC has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby, including without limitation to own, hold, sell and transfer (pursuant to this Agreement) the Debentures owned by LIFC.

      (b) Title to Debentures. LIFC has good and valid title to the Debentures, free and clear of all liens and encumbrances and the delivery of one or more certificates at the Closing representing the Debentures in the manner provided in Section 1.3 will transfer to the Company good and valid title to the Debentures, free and clear of all liens and encumbrances.

      (c) Authority. The execution and delivery by each of Laidlaw and LIFC of this Agreement and the performance by each of Laidlaw and LIFC of its obligations hereunder have been duly and validly authorized, no other action on the part of Laidlaw, LIFC or their stockholders being necessary. This Agreement has been duly and validly executed and delivered by each of Laidlaw and LIFC and constitutes a legal, valid and binding obligation of each of Laidlaw and LIFC enforceable against each of Laidlaw and LIFC in accordance with its terms, except to the extent such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting generally the enforcement of creditors' rights and (ii) the availability of equitable remedies (whether in a proceeding in equity or at law).

      (d) No Conflicts. The execution and delivery by each of Laidlaw and LIFC of this Agreement do not, and the performance by each of Laidlaw and LIFC of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

      (i) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate or articles of incorporation or by-laws (or other comparable charter documents) of Laidlaw or LIFC;
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      (ii) conflict with or result in a violation or breach of any term or provision of any law or order applicable to Laidlaw or LIFC or other Debenture;
or

      (iii) (A) conflict with or result in a violation or breach of, (B) constitute (with or without notice or lapse of time or both) a default under,
(C) require Laidlaw or LIFC to obtain any consent from any person as a result or under the terms of, or (D) result in the creation or imposition of any lien (other than such liens as may be created by this Agreement) upon the Debentures or any other assets of Laidlaw or LIFC under, any contract to which Laidlaw or LIFC is a party.

      (e) Governmental Approvals and Filings. Other than the filing of a
Schedule 13D and applicable forms under Section 16 as required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), no consent, approval or action of, filing with or notice to any governmental or regulatory authority on the part of Laidlaw or LIFC is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

      (f) Legal Proceedings. As of the date of this Agreement, there are no actions or proceedings pending or, to the knowledge of Laidlaw or LIFC, threatened against, relating to or affecting Laidlaw or LIFC (or, to the knowledge of Laidlaw or LIFC, the Company) which could reasonably be expected to result in the issuance of an order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement.

      (g) The Sellers acknowledge that the sale of the Common Stock hereunder has not been registered under the Securities Act of 1933, as amended (the "Act") and is being made in reliance upon federal and state exemptions for transactions not involving a public offering. The Sellers represent that each is an "accredited investor" (as defined in Regulation D under the Act) and that they are acquiring the shares of Common Stock for investment purposes only and not with a view toward distribution of such shares. The Sellers have sufficient knowledge and experience in financial and business matters so as to be capable of evaluating an investment in the Common Stock.

      (h) Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Laidlaw and LIFC directly with the Company without the intervention of any person on behalf of such Seller in such manner as to give rise to any valid claim by any person against the Company for a finder's fee, brokerage commission or similar payment, except TD Securities (USA) Inc., NationsBanc Montgomery Securities LLC and Raymond James & Associates, Inc. whose fees with respect to the Financing (as defined herein) shall be payable by the Company.

2.2 Representations and Warranties of the Company

      The Company hereby represents and warrants to Sellers as follows:

      (a) Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to
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consummate the transactions contemplated hereby, including without limitation to purchase (pursuant to this Agreement) the Debentures.

      (b) Authority. The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder have been duly and validly authorized and, except for approval by the Company's stockholders of the issuance of the shares of Common Stock contemplated in this Agreement, no other action on the part of the Company being necessary. This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting generally the enforcement of creditors' rights and (ii) the availability of equitable remedies (whether in a proceeding in equity or at law).

      (c) No Conflicts. Except for the consent of several banks and other financial institutions or entities from time to time parties to the Company's Amended and Restated Credit Agreement dated April 3, 1998 (as amended, supplemented or otherwise modified from time to time) and the consent of the holder(s) of the Promissory Note dated May 15, 1997, in the principal amount of $60,000,000 (as amended, supplemented or otherwise modified from time to time) made by the Company in favor of Westinghouse Electric Corporation, the execution and delivery by the Company of this Agreement do not, and the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

      (i) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate or by-laws of the Company;

      (ii) conflict with or result in a violation or breach of any term or provision of any law or order applicable to the Company or the Debentures, except as would not, in the aggregate, have a material adverse effect on the business or condition of the Company or the consummation of the transactions contemplated hereby;

      (iii) (A) conflict with or result in a violation or breach of, (B) constitute (with or without notice or lapse of time or both) a default under, or
(C) require the Company to obtain any consent from any person as a result or under the terms of, any contract to which the Company is a party, except as would not, in the aggregate, have a material adverse effect on the business or condition of the Company or the consummation of the transactions contemplated hereby.

      (d) Status of Company Common Shares. Upon their issuance as provided in
Section 1.3, the Common Stock issued to LIFC will be duly authorized, validly issued, fully paid and non-assessable.

      (e) SEC Filings. The Company has filed all forms, reports and documents required to be filed with the Securities and Exchange Commission (the "SEC") since September 1, 1998 and the Company has made available to the Seller true and complete copies of (i) the Company's Annual Report on Form 10-K for the year ended August 31, 1998 and (ii) all other reports, statements and registration statements (including Current Reports on Form 8-K) filed by the Company with the SEC since September 1, 1998 (collectively, the "Company SEC Filings"). The
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Company SEC Filings (including all financial statements or schedules included in them) (i) were prepared in compliance in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and
(ii) did not at the time of filing (or if amended, supplemented or superseded by a later filing, on the date of the later filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      (f) Company Financial Statements. The consolidated balance sheets and consolidated statements of income, stockholders' equity and cash flows of the Company and its subsidiaries included in the Company SEC Filings fairly present in all material respects the consolidated financial position of the Company and its subsidiaries at their respective dates and the consolidated results of operations of the Company and its subsidiaries for the respective periods then ended, in accordance with U.S. GAAP.

      (g) Governmental Approvals and Filings. Other than filings, notices and approvals required under the rules of the New York Stock Exchange, the Pacific Stock Exchange and the Exchange Act, no consent, approval or action of, filing with or notice to any governmental or regulatory authority on the part of the Company is required in connection with the execution, delivery and performance of this Agreement.

      (h) Legal Proceedings. As of the date of this Agreement, there are no actions or proceedings pending or, to the knowledge of the Company, threatened against, relating to or affecting the Company which could reasonably be expected to result in the issuance of an order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement.

      (i) Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Company directly with Sellers without the intervention of any person on behalf of the Company in such manner as to give rise to any valid claim by an person against Sellers or the Company for a finder's fee, brokerage commission or similar payment, except for TD Securities (USA) Inc., NationsBanc Montgomery Securities LLC and Raymond James & Associates, Inc. whose fees with respect to the Financing shall be payable by the Company.

                                   ARTICLE III

                                    Covenants

3.1 Covenants of Sellers

      Each Seller, jointly and severally, covenants and agrees with the Company that:

      (a) Notice and Cure. Seller will notify the Company in writing of, and contemporaneously will provide the Company with true and complete copies of any and all information or documents
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relating to, and will use all commercially reasonable efforts to cure before the
Closing, any event, transaction or circumstance, as soon as practicable after it becomes known to Seller, occurring after the date of this Agreement that causes or will cause any covenant or agreement of Seller under this Agreement to be breached or that renders or will render untrue any representation or warranty of Seller contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance.

3.2 Covenants of the Company

      The Company covenants and agrees with Sellers that:

      (a) Company Stockholders' Meeting. The Company shall call a special meeting of the holders of Company common stock to be held to approve the issuance of the Company common shares contemplated by this Agreement as soon as practicable. Subject to fiduciary duties under applicable laws, the Company will recommend to its stockholders approval of the matters referred to above and agrees to use its reasonable best efforts to obtain a favorable vote thereon.

      (b) NYSE. The Company will promptly take all reasonable actions to obtain all approvals required under the rules and regulations of the New York Stock Exchange in connection with the transactions contemplated by this Agreement.

      (c) Notice and Cure. The Company will notify Sellers in writing of, and contemporaneously will provide Sellers with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes known to the Company, occurring after the date of this Agreement that causes or will cause any covenant or agreement of the Company under this Agreement to be breached or that renders or will render untrue any representation or warranty of the Company contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

      (d) Financing. The Company will use commercially reasonable efforts to obtain the financing (the "Financing") and the Required Consents for the Company's purchase of the Debentures from Sellers on such terms as are satisfactory to the Company, and to obtain on the date of Closing the funds contemplated to be raised by such Financing.
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                                   ARTICLE IV

                                   Conditions

4.1 Sellers' Conditions

      The obligation of Sellers hereunder to sell the Debentures are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Sellers in their sole discretion):

      (a) Representations and Warranties. Each of the representations and warranties made by the Company in this Agreement shall be true and correct in all material respects on and as of the Closing date as though such representation or warranty was made on and as of the Closing date.

      (b) Performance. The Company shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Company at or before the Closing.

      (c) No Orders. There shall not be in effect on the Closing date any order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement.

      (d) Purchase of Debentures. The Company shall have paid to Sellers the cash purchase price for the Debentures and issued to Sellers the Common Stock contemplated by this Agreement.

4.2 The Company's Conditions

      The obligation of Company hereunder to purchase the Debentures is subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by the Company in its sole discretion):

      (a) Representations and Warranties. Each of the representations and warranties made by Sellers in this Agreement shall be true and correct in all material respects on and as of the Closing date as though such representation or warranty was made on and as of the Closing date.

      (b) Performance. Sellers shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Sellers at or before the Closing.

      (c) Consents and Approvals. The matters submitted to the Company's stockholders as set forth in Section 3.2(a) of this Agreement shall have been approved by the requisite vote of the holders of the Common Stock and the New York Stock Exchange shall have approved the listing of the shares of Common Stock to be issued to LIFC pursuant to this Agreement.
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      (d) No Orders. There shall not be in effect on the date of Closing any order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement.

      (e) Financing. The Company shall have consummated the Financing and shall have obtained the Required Consents on terms and conditions satisfactory to the Company.

      (f) Delivery of Debentures. All of the Debentures, and not just a portion thereof, shall have been delivered for sale by Sellers duly endorsed in blank for transfer.

                                    ARTICLE V

                                   Termination

5.1 Termination

      This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

      (a) at any time before the Closing, by mutual written agreement of Sellers and the Company; or

      (b) at any time after August 31, 1999, by Sellers or the Company, upon notification to the non-terminating parties by the terminating party if the Closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of its Agreement by the terminating party (it being understood that the Company shall not be in breach of this Agreement if it cannot obtain the Financing, the Required Consents or the required stockholder approval if it has complied with its covenants under Section 3.2).

5.2 Effect of Termination

      If this Agreement is validly terminated pursuant to Section 5.1, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of Sellers or the Company (or any of their respective officers, directors, employees, agents or other representatives or affiliates), except as provided in the next succeeding sentence. Notwithstanding any other provision in this Agreement to the contrary, upon termination of this Agreement pursuant to Section 5.1(b), each party will remain liable to the other parties for any willful breach of this Agreement by such party existing at the time of such termination, and such other parties may seek such remedies, including damages and fees of attorneys, against the other with respect to any such breach as are provided in this Agreement or as are otherwise available at law or in equity.
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                                   ARTICLE VI

                                  Miscellaneous

6.1 Restrictive Legend

      Sellers agree that the shares of Common Stock to be issued by the Company to LIFC at the Closing will be inscribed with the following restrictive legend:
"The shares represented by this certificate have not been registered (or qualified by prospectus) under the United States Securities Act of 1933, as amended, or the securities laws of any state of the United States or any province of Canada. Such shares may not be offered, sold, transferred, pledged, hypothecated or otherwise disposed of in the absence of such a registration thereunder other than pursuant to an exemption from such registration or prospectus requirements and delivery to Safety-Kleen Corp. of an opinion of counsel reasonably satisfactory to it to the effect that such transfer is exempt from registration under those laws."

6.2 Stock Registration Agreement

      Sellers and the Company agree that the provisions of the Stock Registration Agreement dated May 15, 1997 between the Company and Laidlaw shall apply to the shares of Common Stock to be issued to Sellers pursuant to the provisions of this Agreement.

6.3 Further Assurances

      The parties hereto will execute and deliver at or prior to the Closing each agreement and other document that such party is required hereby to execute and deliver as a condition to the Closing, and will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the obligations of such party contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the non-fulfillment of any such condition. At the Closing and from time to time thereafter, the parties hereto shall execute and deliver such other documents and instruments, provide such materials and information and take such other actions as may be reasonably requested to cause such party to fulfill its obligations under this Agreement.

6.4 Entire Agreement

      This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and this Agreement contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

6.5 Amendment

      This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.
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6.6 Agreement to Perform

      Laidlaw agrees to cause LIFC to perform all of its obligations under this Agreement in a timely manner.

6.7 Remedies

      No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity. Notwithstanding the foregoing, the parties acknowledge that it will be impossible to measure in money the damage caused by any failure of either party to comply with its agreements set forth herein, that each such agreement is material, and that in the event of any such failure, the other party will not have an adequate remedy at law or in damages. Therefore, each party consents to the issuance of an injunction or the enforcement of other equitable remedies against such party at the suit of the other party, without bond or other security, to compel performance of all of the terms hereof, and each party hereby waives the defense of availability of relief in damages.

6.8 Governing Law

      This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

      IN WITNESS WHEREOF this Agreement has been duly executed and delivered by the duly authorized officers of each party hereto as of the date first above written.

                                       Laidlaw Inc.

                                       By: /s/ James R.  Bullock
                                           -------------------------------------
                                           Name:  James R. Bullock
                                           Title: President


                                       Laidlaw International Finance Corporation

                                       By: /s/ Fergus O'Donnell
                                           -------------------------------------
                                           Name:  Fergus O'Donnell
                                           Title: Secretary

                                       By: /s/ David MacNeice
                                           -------------------------------------
                                           Name:  David MacNeice
                                           Title: Director
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                                       Safety-Kleen Corp.

                                       By: /s/ Kenneth W.  Winger
                                           -------------------------------------
                                           Name:  Kenneth W. Winger
                                           Title: President